Entrada Therapeutics Reports Third Quarter 2024 Financial Results

– Presented additional data from the Phase 1 clinical trial ENTR-601-44-101 and new preclinical data supporting ENTR-601-45 for DMD at 2024 World Muscle Society Annual Congress –

– On track to submit global regulatory filings for planned Phase 2 clinical trials for both ENTR-601-44 and ENTR-601-45 in Q4 2024 –

– Vertex announced the completion of the single ascending dose (SAD) and the initiation of the multiple ascending dose (MAD) portions of global Phase 1/2 clinical trial for partnered program VX-670 in people with DM1–

– Cash runway expected into 2027 with $449 million in cash, cash equivalents and marketable securities as of September 30, 2024 –

BOSTON, November 5, 2024 (GLOBE NEWSWIRE) – Entrada Therapeutics, Inc. (Nasdaq: TRDA) is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines that engage intracellular targets long considered inaccessible. The Company today reported financial results for the third quarter ended September 30, 2024 and highlighted recent business updates.

“We are highly encouraged by the progress in our Duchenne franchise, with both ENTR-601-44 and ENTR-601-45 achieving significant milestones since June. The recent data presented at the World Muscle Society enhance our proposed regulatory packages, and we remain on track with our global regulatory filings for both ENTR-601-44 and ENTR-601-45,” said Dipal Doshi, Chief Executive Officer at Entrada Therapeutics. “Our team continues to work hard across our entire Duchenne franchise in an effort to bring these important potential therapies to the Duchenne community. In addition, we are pleased with the momentum that our partner, Vertex, is building with VX-670 for the potential treatment of DM1 where no approved therapies are available. The successful completion of the SAD and subsequent initiation of the MAD portion of their ongoing Phase 1/2 study underscores the potential of this therapeutic opportunity.”

Recent Corporate Highlights

•In October 2024, the Company presented data in support of its Duchenne franchise at the 29th Annual Congress of the World Muscle Society in Prague, Czechia. The poster presentations included additional positive data from its Phase 1 clinical trial (ENTR-601-44-101), reinforcing the candidate's pharmacokinetic and safety profile in patients, and new preclinical data showing both exon skipping and dystrophin production for ENTR-601-45.

•The Company remains on track to submit regulatory applications in Q4 2024 to initiate separate global Phase 2 clinical trials for ENTR-601-44 and ENTR-601-45. Submission of regulatory applications to initiate a global Phase 2 clinical trial for its third Duchenne candidate, ENTR-601-50, in patients who are exon 50 skipping amenable, is expected in 2025.
•In September 2024, Entrada announced the promotion of Natarajan Sethuraman PhD, previously Chief Scientific Officer, to President of Research and Development. Dr. Sethuraman has brought broad experience to the Company since its inception and has been invaluable in advancing ENTR-601-44 into the clinic.
•In November 2024, Vertex announced the completion of the SAD portion of the global Phase 1/2 clinical trial for VX-670 in people with DM1. Vertex has initiated the MAD portion of the Phase 1/2 study, in which the safety and efficacy of VX-670 will be evaluated.

Upcoming Conferences

The Company will present at the following events during the fourth quarter of 2024:
•ASGCT-MDA Breakthroughs in Muscular Dystrophy, Chicago, IL from November 19-20
•Evercore ISI HealthCONx Conference, Coral Gables, FL on December 4
•Oppenheimer Movers in Rare Disease Summit, New York, NY on December 12

Third Quarter 2024 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $449.3 million as of September 30, 2024, compared to $352.0 million as of December 31, 2023. The increase was primarily a result of the $100 million registered direct offering completed in June of 2024 and the receipt of the $75 million payment for the clinical advancement milestone for VX-670 that was achieved in the first quarter of 2024, offset by cash used to fund operations. Based on current operating plans, the Company believes that its cash, cash equivalents and marketable securities as of September 30, 2024 will be sufficient to fund its operations into 2027.

Collaboration Revenue: Collaboration revenue was $19.6 million for the third quarter of 2024, compared to $43.7 million for the same period in 2023. The decrease was primarily a result of fewer costs incurred for VX-670 research activities during the third quarter of 2024 as compared to the third quarter of 2023.

Research & Development (R&D) Expenses: R&D expenses were $31.3 million for the third quarter of 2024, compared to $22.2 million for the same period in 2023. The increase was primarily driven by additional costs incurred for ENTR-601-44, ENTR-601-45, and ENTR-601-50, as well as higher personnel costs (including non-cash, stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses were $10.0 million for the third quarter of 2024, compared to $7.5 million for the same period in 2023. The increase was primarily due to higher personnel costs (including non-cash, stock-based compensation).

Net (Loss) Income: Net loss was $(14.0) million for the third quarter of 2024, compared to a net income of $35.5 million for the same period in 2023.

About Entrada Therapeutics
Entrada Therapeutics is a clinical-stage biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines that engage intracellular targets that have long been considered inaccessible. The Company’s Endosomal Escape Vehicle (EEV™)-therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues, resulting in an improved therapeutic index. Through this proprietary, versatile and modular approach, Entrada is advancing a robust development portfolio of RNA-, antibody- and enzyme-based programs for the potential treatment of neuromuscular, ocular, metabolic and immunological diseases, among others. The Company’s lead oligonucleotide programs are in development for the potential treatment of people living with Duchenne who are exon 44, 45 and 50 skipping amenable. Entrada has partnered to develop a clinical-stage program, VX-670, for myotonic dystrophy type 1.

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the validation and differentiation of Entrada’s approach and its ability to provide a potential treatment for patients, the translatability of the data from the Phase 1 clinical trial for ENTR-601-44 to future clinical trials for ENTR-601-44, expectations regarding the ability of Entrada’s preclinical studies and clinical trials to demonstrate safety and efficacy of its therapeutic candidates, and other positive results, expectations regarding the timing of regulatory filings for the planned Phase 2 clinical trials for ENTR-601-44 and ENTR-601-45 in the fourth quarter of 2024, and ENTR-601-50 in 2025, the ability to recruit for and complete global Phase 2 clinical trials for ENTR-601-44, ENTR-601-45 and ENTR-601-50, the potential of Entrada’s EEV product candidates, including the potential for ENTR-601-44 to be a transformative treatment option, and EEV platform, and the continued development and advancement of ENTR-601-44, ENTR-601-45 and ENTR-601-50 for the treatment of Duchenne and the partnered product candidate VX-670 for the treatment of myotonic dystrophy type 1, expectations regarding the progress and success of Entrada’s collaboration with Vertex, the ability to continue to expand and develop additional therapeutic programs, including further exon skipping programs, the potential therapeutic benefits of its EEV candidates and the ability to advance therapeutic candidates in indications beyond neuromuscular disease, and the sufficiency of its cash resources into 2027, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical and clinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance and initiate clinical trials; whether results from preclinical studies or clinical trials will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Collaboration revenue	$19,570	$43,735	$173,384	$87,165
Operating expenses:
Research and development	31,257	22,191	91,900	71,593
General and administrative	9,971	7,532	28,606	23,639
Total operating expenses	41,228	29,723	120,506	95,232
(Loss) income from operations	(21,658)	14,012	52,878	(8,067)
Other income:
Interest and other income	5,766	4,051	14,346	10,926
Total other income	5,766	4,051	14,346	10,926
(Loss) income before provision for income taxes	(15,892)	18,063	67,224	2,859
(Benefit from) provision for income taxes	(1,860)	(17,398)	2,729	—
Net (loss) income	$(14,032)	$35,461	$64,495	$2,859
Net (loss) income per share, basic	$(0.35)	$1.07	$1.79	$0.09
Net (loss) income per share, diluted	$(0.35)	$1.02	$1.72	$0.08
Weighted‑average common shares outstanding, basic	40,629,602	33,281,287	36,118,930	32,942,958
Weighted‑average common shares outstanding, diluted	40,629,602	34,775,451	37,583,486	34,289,411

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023

Cash, cash equivalents and marketable securities	$449,344	$351,969
Total assets	$554,590	$469,192
Total liabilities	$132,143	$226,832
Total stockholders’ equity	$422,447	$242,360

Investor and Media Contact
Caileigh Dougherty
Head of Investor Relations & Corporate Communications
cdougherty@entradatx.com